                                                          Exhibit No. 99(e)

                            [Letterhead]


MARRIOTT INTERNATIONAL COMPLETES SPINOFF AND MERGER TRANSACTIONS
RESULTING IN "NEW" MARRIOTT INTERNATIONAL AND SODEXHO MARRIOTT SERVICES

WASHINGTON, D.C., March 27, 1998 -- Marriott International, Inc. (MAR/NYSE) today reported that it has completed its previously announced spinoff and merger transactions.

In these transactions, Marriott International spun off to its stockholders, on a tax-free basis, a new company comprised of its lodging, senior living services, and distribution services businesses. This new company has adopted the Marriott International, Inc. name. Immediately following the spinoff, Marriott's food service and facilities management business (Marriott Management Services) was merged with the North American operations of Sodexho Alliance. The merged company has been renamed Sodexho Marriott Services, Inc., and will remain headquartered in the Washington, D.C. area.

J.W. Marriott, Jr., chairman and chief executive officer of the "old" Marriott International, Inc., and William J. Shaw, its president and chief operating officer, assumed the same positions with the new Marriott International. Mr. Shaw also will serve as chairman of the board of Sodexho Marriott Services, Inc. Charles D. O'Dell, previously president of Marriott Management Services, has been named president and chief executive officer of Sodexho Marriott Services. Michel Landel, formerly president and chief executive officer of Sodexho North America, is now executive vice president of Sodexho Marriott Services.

"These two new companies are poised for growth. They have much in common that will help deliver enhanced value to stockholders, including strong positions of leadership in their respective industries, and dedicated workforces committed to providing exceptional customer service," said Mr. Marriott.

"The new Marriott International has substantial investment capacity, which will enable us to aggressively pursue growth opportunities around the world," Mr. Marriott added.

                                   (more)

"Marriott will continue to execute its global growth strategy by expanding distribution of our 10 hotel brands, as well as developing new vacation club resorts," explained Mr. Shaw. "We expect to add more than 140,000 rooms to the Marriott lodging system over the next five years (1998-2002) through management contracts, franchise agreements, selective company development, and acquisitions," he said, "as well as double the cumulative number of timeshare intervals sold by our vacation club business." According to Mr. Shaw, new Marriott International also will take advantage of opportunities in the rapidly growing market for senior living services over the next five years, by opening more than 200 assisted living and full-service communities, while Marriott Distribution Services expects to gain market share in the limited line food service distribution business.

Mr. O'Dell said, "Today marks the beginning of an exciting period, with exceptional opportunities for Sodexho Marriott Services. Our people are moving forward with a focused strategy to expand our leadership position in outsourced services." Mr. O'Dell continued, "The North American food and facilities management service industry is a $157 billion market, of which only 17 percent is contracted to management providers. As the industry leader, Sodexho Marriott Services is well-positioned to meet the needs of the expanding marketplace.

"In addition," Mr. O'Dell continued, "we expect to grow at above-average rates, and to capture a major share of new business as more organizations understand the cost savings and performance gains made through outsourcing."

As a result of the spinoff and merger transactions, a stockholder of record as of March 27, 1998, with 100 shares of "old" Marriott International common stock, for example, will own the following: 100 shares of Marriott International, Inc. common stock; 100 shares of Marriott International, Inc. Class A common stock; and 25 shares of Sodexho Marriott Services, Inc. common stock (after giving effect to a one-for-four reverse stock split).

As consideration for the merger, Sodexho Alliance received common shares of Sodexho Marriott Services representing about a 49 percent ownership interest in the merged company.

                                   (more)

In connection with the spinoff and merger transactions, Marriott International and its wholly-owned subsidiary RHG Finance Corporation ("RHG Finance") completed the previously announced cash tender offers and consent solicitations for Marriott International, Inc.'s outstanding Series A through D Senior Notes (the "Notes") and RHG Finance's outstanding Guaranteed Notes. The offers to purchase, announced on February 25, 1998, expired at 9:00 a.m., New York City time, today. All Notes and Guaranteed Notes validly tendered in the offers have been accepted. The amount tendered and accepted represents approximately 99 percent of the total Notes and Guaranteed Notes outstanding.

Payment of the tender offer price, the consent payment (if applicable), and accrued and unpaid interest will be made on April 1, 1998.

The description, outstanding principal amount prior to the offers to purchase, and the amount tendered and accepted for purchase for each series of Notes and for the Guaranteed Notes are as follows:


--------------------------------------------------------------------------------
Security description and CUSIP     Outstanding principal     Amount tendered
number                             amount prior to offers    and accepted for
                                                             purchase
--------------------------------------------------------------------------------
6.750% Series A Senior Notes Due        $150,000,000            $147,744,000
12/15/03, 571900AA7
--------------------------------------------------------------------------------
7.875% Series B Senior Notes Due        $200,000,000            $199,021,000
04/15/05, 571900AB5
--------------------------------------------------------------------------------
7.125% Series C Senior Notes Due        $150,000,000            $147,419,000
06/01/07, 571900AC3
--------------------------------------------------------------------------------
6.750% Series D Senior Notes Due        $100,000,000            $99,344,000
12/01/09, 571900AD1
--------------------------------------------------------------------------------
RHG Finance 8.875% Guaranteed           $120,000,000            $116,500,000
Notes Due 10/01/05, 749928AA5
--------------------------------------------------------------------------------

                                   (more)

"Regular way" trading of both classes of common stock of new Marriott International and the common stock of Sodexho Marriott Services will begin on the New York Stock Exchange on Monday, March 30, 1998, under the following trading symbols:


                                             Trading
                Company                      Symbol
                -------                      -------
            Marriott International, Inc.
            ----------------------------
            Common stock                      MAR
            Class A common stock              MAR.A

            Sodexho Marriott Services, Inc.
            -------------------------------
            Common stock                      SDH

MARRIOTT INTERNATIONAL, INC. ("New" Marriott International) is a leading worldwide hospitality company, with nearly 1,600 operating units in the United States and 53 other countries and territories. Major businesses include hotels operated and franchised under the Marriott, Ritz-Carlton, Courtyard, Residence Inn, Fairfield, TownePlace Suites, Renaissance, New World and Ramada International brands; vacation club (timeshare) resorts; senior living communities and services; and food service distribution. The company is headquartered in Washington, D.C. and has approximately 117,000 employees. Total sales for fiscal 1997 were $9.0 billion.

SODEXHO MARRIOTT SERVICES, INC. is the largest food service and facilities management services company in North America. It serves over 4,800 clients in business, health care and education. Sodexho Marriott had proforma sales of $4.2 billion in fiscal 1997, and has approximately 100,000 employees, as well as 60,000 client employees managed by the company.

Note: This press release contains "forward-looking statements" within the meaning of federal securities law, including statements concerning anticipated synergies and cost savings, the number of lodging properties and senior living communities expected to be added in future years, business strategies and their intended results, and similar statements concerning anticipated future events and expectations that are not historical facts. The forward-looking statements in this press release are subject to numerous risks and uncertainties, including the effects of economic conditions; changes in supply of and demand for hotel rooms, vacation club resorts and senior living accommodations; competitive conditions in the lodging, management services, senior living, and food service distribution industries; relationships with clients and property owners; the impact of government regulations; and, the availability of capital to finance growth, which could cause actual results to differ materially from those expressed in or implied by the statements herein.

                                   # # #

Contact: Tom Marder (301) 380-2553